Exhibit 10.3

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

AMENDED AND RESTATED TOLLING SERVICES AGREEMENT

This Amended and Restated Tolling Agreement (this “Agreement”) is made and entered into as of this 1st day of October, 2017 by and between MEREY SWEENY, L.P. (“Owner”), a Delaware limited partnership and PHILLIPS 66 COMPANY (“Customer”), a Delaware corporation.

WHEREAS, Owner owns a petroleum coke producing facility comprised of a vacuum distillation unit, delayed coker unit, flare, cooling tower, instrument air skid, and certain underground facilities and tanks at the solid waste disposal facilities (collectively, the “Facilities”), each located within the Sweeny Refinery Complex near Old Ocean, Texas (as hereinafter defined);

WHEREAS, the parties desire that Owner process Customer’s Feedstock (as hereinafter defined) through the Facilities to produce petroleum coke and other products;

WHEREAS, the parties executed that certain Tolling Services Agreement effective August 1, 2017; and

WHEREAS, the parties deem it advisable to amend and restate the Tolling Services Agreement in its entirety as set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Article I

  DEFINITIONS

When the following terms or expressions are used in this Agreement, they shall have the meanings defined below:

A.                                    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise; provided, however, that with respect to Customer, the term “Affiliate” shall not include Phillips 66 Partners LP and its subsidiaries.

B.                                    “Barrel” shall mean the unit of volume used for the purpose of measurement of liquid.  One “Barrel” contains 42 gallons of liquid.

C.                                    “BTU” means one British thermal unit.

D.                                    “Business Day” shall mean any day, Monday through Friday, of each week, excluding Federal Reserve Bank holidays.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

E.                                     “Carrier(s)” shall mean that certain pipeline that delivers Customer’s Feedstock to the Facilities at the Receipt Point and/or the pipeline or handling facilities that accepts delivery of the Products at the applicable Delivery Points.

F.                                      “Coke” shall mean petroleum coke produced by the Facilities.

G.                                    “Contract Quantity” shall mean the Daily average of the volume of Feedstock delivered for Customer’s account during each delivery Month during the term of this Agreement, which volume shall be equal to or less than 110,000 Barrels per Day.

H.                                   “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

I.                                        “CPI-U” shall have the meaning set forth in Section 6.1(a)(ii).

J.                                        “Cure Period” shall have the meaning set forth in Article XI.

K.                                    “Day” or “Daily” shall mean, with respect to the determination of the Contract Quantity, a period of 24 consecutive hours commencing at 12:00 a.m. on a calendar day and ending at 12:00 a.m. Central Standard Time or Central Daylight Savings Time, as applicable, on the next succeeding calendar day, and for all other purposes, a calendar day.

L.                                     “Delivery Points” shall mean the location(s) at which Products are delivered from the Facilities to Customer or the applicable Carrier(s).

M.                                 “Effective Date” shall have the meaning set forth in Article II.

N.                                    “Facilities” shall have the meaning set forth in the Recitals.

O.                                    “Feedstock” shall mean residual oil from the atmospheric distillation column at the Sweeny Refinery Complex.

P.                                      “Force Majeure” means:  (i) acts of God, fires, floods or storms; (i) compliance with orders of courts, governmental authorities, laws or regulations; (i) explosions, wars, terrorist acts or riots; (i) inability to obtain or unavoidable delays in obtaining material, equipment, permits or labor; (i) accidental disruption of service; (i) strikes, lockouts or other industrial or civil disturbances; (i) breakage or accident to the Facilities or other facilities, machinery, tanks, or lines of pipe; (i) breakdowns or accidents, irrespective of the cause thereof and (i) any other causes, whether of the kind herein enumerated or otherwise, which are not reasonably in the control of the party claiming suspension and could not have been prevented by such party’s due diligence.

Q.                                    “Imaged Agreement” shall have the meaning set forth in Section 14.1.

R.                                    “Initial Term” shall have the meaning set forth in Article II.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

S.                                      “Laws” or “Law” shall mean all constitutions, laws (including common law), treaties, statutes, orders, decrees, rules, injunctions, licenses, permits, approvals, agreements, regulations, codes, ordinances issued by any governmental authority, including judicial or administrative orders, consents, decrees, and judgments, published directives, guidelines, governmental authorizations, requirements or other governmental restrictions which have the force of law, and determinations by, or interpretations of any of the foregoing by any governmental authority having jurisdiction over the matter in question and binding on a given person, whether in effect as of the date hereof or thereafter and, in each case, as amended.

T.                                     “Minimum Contract Quantity” shall be defined as a Daily average of 110,000 Barrels per Day of Feedstock delivered for Customer’s account during each delivery Month during the term of this Agreement.

U.                                    “Month,” “Months,” or “Monthly” shall mean, with respect to the determination of Contract Quantity, the period commencing at 12:00 a.m. on the first Day of a calendar month and ending at 12:00 a.m. on the first Day of the next succeeding calendar month, and for all other purposes, a calendar month.

V.                                    “Operational Imbalance(s)” shall mean the difference between (a) the mass of the Feedstock delivered by or on behalf of Customer and its Carrier(s) to the Receipt Point, and (a) the sum of the mass of the Products delivered to Customer and its Carrier(s) from the Facilities at the Delivery Points plus changes in Customer’s Feedstock and Products stored at the Facilities.

W.                                 “Operational Modification” shall have the meaning set forth in Section 4.3

X.                                    “Partnership Change in Control” shall have the meaning set forth in Section 14.5.

Y.                                    “Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

Z.                                     “Product” or “Products” shall mean the Coke and other petroleum-based derivatives produced by the Facilities.

AA.                           “Quarter” shall mean a three-month period that commences on January 1, April 1, July 1, or October 1, as applicable, and ends on March 31, June 30, September 30, or December 31, respectively.

BB.                           “Receipt Point” shall mean the location immediately upstream of the vacuum distillation unit where the Feedstock is delivered by Customer or a Carrier for processing at the Facilities.

CC.                           “Renewal Term” shall have the meaning set forth in Article II.

DD.                           “Resolution” shall have the meaning set forth in Section 4.2.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EE.                             “Scheduled Turnaround” means planned major maintenance activities required to keep the Facilities properly maintained or running efficiently and that are typically characterized by being scheduled at least one Year in advance; involve significant mechanical maintenance, inspection and repair; and require complete outage of one or more units of the Facilities.

FF.                               “Service Fee” shall have the meaning set forth in Section 7.2.

GG.                           “Slop” shall mean oil from the slop systems at the Sweeny Refinery Complex.

HH.                         “Slurry” shall mean heavy oil from the fluid catalytic cracker at the Sweeny Refinery Complex.

II.                                   “Sweeny Refinery Complex” shall mean the manufacturing complex located near Old Ocean, Texas that is primarily owned and operated, in most part, as of the Effective Date, by Customer or its Affiliates.

JJ.                                   “Term” shall have the meaning set forth in Article II.

KK.                           “Tolling Fee” has the meaning set forth in Section 6.3.

LL.                             “Turnaround Budget” has the meaning set forth in Section 6.3.

ARTICLE II

  TERM

This Agreement shall be a binding agreement of the parties hereto upon execution.  The services described herein will commence on October 1, 2017 (the “Effective Date”), and will continue through and including September 30, 2032 (the “Initial Term”).  Prior to the expiration of the Initial Term, the parties may mutually agree to extend the term of this Agreement (the “Renewal Term”).  The Initial Term, together with the Renewal Term, if applicable, shall be referred to in this Agreement as the “Term.”

ARTICLE III

  PERFORMANCE OBLIGATIONS

3.1                               Subject to Section 6.2 and Article X, each Day during the term of this Agreement, Customer shall deliver or cause to be delivered at least the Minimum Contract Quantity of Feedstock to the Receipt Point for processing under the terms of this Agreement.  Unless otherwise agreed, such Feedstock shall meet the quality specifications and requirements of the Facilities, which shall match the specifications and requirements of the delivering Carriers.

3.2                               Customer warrants that it has the right to cause the Feedstock, Slop and Slurry to be delivered hereunder and processed.  Custody of the Feedstock shall transfer to Owner at the Receipt Point; custody of the Slop and Slurry shall transfer to Owner at the delayed coker unit; and custody

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

of the Products shall transfer to Customer at the Delivery Points.  At no time shall Owner take title to the Feedstock, Slop, Slurry, or Product.

3.3                               Owner shall accept custody of and shall provide processing of the Feedstock up to the Contract Quantity and any additional volumes to which the parties hereto may mutually agree.  Volumes above the Contract Quantity will be accepted by Owner for processing on a space available basis to the extent operationally feasible.  Owner will accept commercially reasonable amounts of Slop and Slurry for processing into the delayed coker unit at the Facilities to the extent operationally feasible.

3.4                               Subject to Section 3.6, the mass of Products delivered during any Month shall be deemed to be equal to the mass of Feedstock delivered to Owner for Customer’s account during such Month plus changes in Customer’s Feedstock and Products stored at the Facilities during the Month.

3.5                               In accordance with written authorizations and instructions given from time to time by Customer with reasonable advance notice, Owner shall be responsible for preparation and timely distribution of all shipping papers pertaining to movement of the Product from the Facilities to the Delivery Points.

3.6                               The parties acknowledge that Operational Imbalances may occur each Month.  Each party agrees to use commercially reasonable efforts to keep such imbalances to a minimum.  To minimize Operational Imbalances, Owner and Customer shall each use commercially reasonable efforts to perform a mass balance of receipts, inventory and deliveries at the end of the Month in accordance with the Facilities’ actual performance and expected operating conditions.

3.7                               During the period of time that Owner has custody of Customer’s Feedstock, Slop, Slurry and Product, Owner is not responsible for (a) any loss of or damage to such Feedstock, Slop, Slurry, and Product unless, and then only to the extent, such loss or damage is caused by Owner’s willful misconduct or gross negligence; (a) any loss of or damage to such Feedstock, Slop, Slurry, and Product that occurs naturally during processing at the Facilities; or (a) any loss to Customer resulting from delays by Owner in accepting the Feedstock, Slop and Slurry or redelivering such Product when requested.  Owner’s maximum liability, if any, for loss or damages to Feedstock, Slop, Slurry, and Product will be limited to the mutually agreed upon local market purchase price of the applicable Feedstock, Slop, Slurry, and Product(s) at the time of the loss.

3.8                               The parties acknowledge that prudent operation of the Facilities includes necessary repairs and maintenance consistent with generally accepted industry standards, which will result in temporary outages of the Facilities during which Owner will be unable to perform the services contracted for herein.  So long as Owner endeavors to work with Customer to minimize the duration, frequency, and effect of such outages on Customer and the duration, frequency, and effect of such outages on Customer are consistent with generally accepted industry standards, Owner shall not be deemed to breach this Agreement in respect thereof and shall not be liable to Customer for any failure to perform its obligations set forth herein.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE IV

  STORAGE, CONSTRUCTION AND MAINTENANCE

4.1                               Owner will provide Customer with a commercially reasonable amount of temporary storage of Feedstock and Products.

4.2                               Owner shall operate, maintain, modify and improve the Facilities in accordance with the provisions of this Agreement.  Except as provided in Section 4.3 with respect to any Operational Modifications, Section 6.5 with respect to any expenditures requested by Customer, Article XIII with respect to any changes in law, and with respect to any turnarounds, in the event that continuing to provide the services under this Agreement would require Owner to make substantial and unanticipated expenditures related to the operation, maintenance, modification or improvement of the Facilities, then either party shall have the right to call a meeting between appropriate personnel of each party.  Any such meeting shall be held at a mutually agreeable location and will be attended by personnel of each party having sufficient authority to commit his or her respective party to a Resolution (as defined below).  At the meeting, the parties will negotiate in good faith with the objective of reaching a joint resolution, which will, among other things, specify steps to be taken by Owner and/or Customer to fully accomplish such resolution and the deadlines by which resolution must be completed (the “Resolution”).  Without limiting the generality of the foregoing, the Resolution shall set forth an agreed upon time schedule for the agreed upon activities.  Such time schedule shall be reasonable under the circumstances, consistent with customary industry standards and shall take into account Owner’s economic considerations relating to the costs and fees received for providing the services under this Agreement.  Owner shall use commercially reasonable efforts to continue to provide services to Customer at the Facilities, to the extent the Facilities are operationally capable of the provision of such services, during the period contemplated by the Resolution.  In the event the parties agree to a Resolution, then neither party shall have the right to terminate this Agreement pursuant to any provision of this Section 4.2 so long as any work contemplated by such Resolution is underway and is being completed in a timely manner in accordance with the specifications included in the Resolution (including, for the avoidance of doubt, any deadlines included therein).  If either Customer or Owner elects not to agree to a Resolution and (i) the Facilities are unable to perform all of the services hereunder, then this Agreement shall automatically terminate, or (i) the Facilities are able to perform some, but not all of the services hereunder, then Customer shall have the option, on 15 days’ prior written notice to Owner to terminate this Agreement or elect to have this Agreement apply only to the services that can be provided in the absence of the Resolution in which case the parties will cooperate in good faith to make such amendments to this Agreement as are reasonably necessary to reflect such election.  Notwithstanding anything in the foregoing, if the Facilities are unable to perform any of the services hereunder as a result of the operations or condition of facilities upstream or downstream of the Facilities or as a result of acts or omissions of Customer or its Affiliates, unless agreed upon in writing by Owner, Customer shall not have the option to terminate this Agreement nor have the option to elect to have this Agreement apply to services on less than the Minimum Contract Quantity.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

4.3                               Customer may at any time make a written request to Owner for an operational modification, including the installation of additional equipment and/or capacity expansion at the Facilities (each, an “Operational Modification”), and shall include in such written request the parameters and specifications of the requested Operational Modification.  Upon receipt of such a request, Owner shall promptly evaluate the relevant factors related to such request, including, without limitation:  engineering and design criteria, limitations affecting the Operational Modification, cost and financing factors and the effect of the Operational Modification on the overall operation of the Facilities.  If Owner determines that such Operational Modification is operationally and commercially feasible, Owner shall present a proposal to Customer concerning the design and projected costs of such Operational Modification and how such costs might be funded by or recovered from Customer.  If Owner determines the Operational Modification is not commercially or operationally reasonable and prudent, it shall provide Customer with an explanation of and justification for such determination.  If Owner notifies Customer that the Operational Modification may be commercially and operationally reasonable and prudent, the parties shall negotiate in good faith to determine appropriate terms and conditions of Owner’s implementation of such Operational Modification, which shall include, without limitation, the scope and the appropriate timing of such Operational Modification as well as a reasonable recovery to Owner with regard to such Operational Modification, (which may include, without limitation, direct reimbursement of all or part of the costs by Customer, an increase in fees described in Article VI and/or an increase in the Minimum Contract Quantity).

ARTICLE V

  MEASUREMENT AND QUALITY

5.1                               Measurements, volume corrections, and calibrations shall be performed in accordance with the procedures and processes used at the Facilities as of the Effective Date consistent with general accepted industry practices, unless otherwise mutually agreed.  Receipts of Feedstock into the Facilities shall be measured at the meter currently owned by Customer and located on the line between Customer’s sour crude unit and Owner’s vacuum distillation unit.  Customer shall operate and maintain the meter in accordance with generally accepted industry practices.  Owner shall be permitted to access the meter and may request Customer provide meter provings at Customer’s cost on a commercially reasonable basis.  The parties acknowledge that Customer’s existing meter measuring Feedstock into the Facilities is not of custody quality.

5.2                               The quality of the Feedstock, Slop, and Slurry received at the Facilities for Customer’s account and the quality of Products delivered to Customer or its Carriers will meet generally accepted industry standards, as applicable.  Owner may, from time to time, establish additional specifications that the Feedstock, Slop and/or Slurry must satisfy due to any safety, environmental or operational considerations at or relating to the Facilities.  For any service or function requested by Customer not specifically provided for in this Agreement, Customer will pay a prompt charge if the service is able to be provided by Owner or a third-party as agreed in advance by the parties hereto in writing.  Notwithstanding the foregoing, Customer waives any right to claim

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

damages for contamination of Customer’s products due to line displacement and/or use of common lines.

ARTICLE VI

  COMPENSATION TO OWNER

6.1                               For each delivery Month during the term of this Agreement, Customer shall pay to Owner the following fees in consideration for Owner’s provision of the services described herein:

(a)                                 (i) a fixed tolling fee equal to $[**]/Barrel for the Minimum Contract Quantity, plus (ii) for any volumes of Feedstock in excess of the Minimum Contract Quantity that are delivered to the Facilities and accepted by Owner for processing hereunder, an excess tolling fee equal to $[**]/ Barrel.  In either case, the fixed tolling fee and excess tolling fee will be increased, but never decreased, by an amount equal to 100% of the annual change in the Consumer Price Index for All Urban Consumers (the “CPI-U”), as reported during the Month immediately preceding the effective date of the adjustment, with the annual adjustment effective August 1st of each year;

(b)                                 a variable tolling fee equal to (X) the Houston Ship Channel price for natural gas as reported by Inside FERC’s Gas Market report for the delivery Month (in dollars per million BTUs) multiplied by (X) 0.21 multiplied by (X) the total number of Barrels of Feedstock processed by Owner; and

(c)                                  a Service Fee (as calculated pursuant to Section 7.2 below).

6.2                               Subject to Section 6.4, for each delivery Month, if Customer delivers less than the Minimum Contract Quantity, Customer shall pay the fixed tolling fee and the Service Fee on the Minimum Contract Quantity.

6.3                               Fees.  In addition to the fixed tolling fee, excess tolling fee and variable tolling fee (collectively, the “Tolling Fee”), Customer shall pay a Turnaround Fee, which shall be assessed and adjusted, as applicable, in the manner set forth on Exhibit A. Prior to each such assessment or adjustment, Owner shall provide Customer with a written budget describing all of the rates, which shall be based on Owner’s good faith estimate of the costs of the applicable turnaround and calculated in accordance with Exhibit A (the “Turnaround Budget”).

6.4                               Partial Period Proration.  If the Effective Date is any Day other than the first Day of a Month, then the Feedstock delivered to the Facilities for Customer’s account from the first Day of the Month through the Effective Date shall be considered for purposes of determining whether Company tendered its Minimum Contract Quantity for the Month.  If this Agreement is terminated on any Day other than the last Day of a Month, then any calculation determined with respect to a Month will be prorated by a fraction, the numerator of which is the number of Days in that part of the Month ending on the date of such termination, and the denominator of which is the number of Days in the Month.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

6.5                               Recovery of Certain Expenditures Requested by Customer.  If Customer requests that Owner make any expenditures in connection with its provision of new or additional services requested by Customer hereunder at the Facilities (other than as contemplated under Section 4.3), such request must be conveyed in writing by Customer and, if accepted by Owner in writing, Owner shall make such expenditures upon the parties’ agreement to allow Owner to recover such expenditures over time (which may include, without limitation, direct reimbursement of all or a part of the costs by Customer, an increase in fees described in this Article VI and/or an increase in the Minimum Contract Quantity).

ARTICLE VII

  TAXES AND OTHER PAYMENTS

7.1                               Customer shall be responsible for the payment of any royalties, overriding royalties and other payments due or to become due on the hydrocarbons which are subject to this Agreement.  Any tax applicable to the Feedstock, Slop, Slurry or Products (including but not limited to any tax applicable to stored volumes of Products, but excluding, for the avoidance of doubt, any income or similar taxes imposed on the income of Owner) shall be borne and paid by Customer unless such tax is by Law imposed upon Owner, in which event, such tax shall be paid by Owner and charged to and reimbursed by Customer.  CUSTOMER SHALL INDEMNIFY AND HOLD OWNER, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, TOGETHER WITH ALL LOSS, DAMAGE AND EXPENSE (INCLUDING COURT COSTS AND ATTORNEY’S FEES) ARISING WITH RESPECT TO THE PAYMENT OF ANY TAXES, ROYALTIES, OVERRIDING ROYALTIES AND OTHER PAYMENTS DUE OR TO BECOME DUE ON THE PRODUCTS WHICH ARE SUBJECT TO THIS AGREEMENT.

7.2                               In the fourth Quarter of each calendar year, Owner shall determine, in good faith, an estimate of the total annual property taxes owed for the immediately succeeding calendar year on the Facilities owned by Owner and located on the real property near the Sweeny Refinery Complex, and then use such estimate to calculate a per-Barrel fee (“Service Fee”) to be assessed on the Customer’s Minimum Contract Quantity, regardless of whether the Minimum Contract Quantity is actually delivered.  The Service Fee will be calculated by dividing such estimate by the Minimum Contract Quantity, i.e., 110,000 Barrels per Day * the number of  Days in the immediately succeeding calendar year.  Owner will provide written notice to Customer of the Service Fee to be assessed in the upcoming calendar year in accordance with the notice provisions in Section 14.7 below.  As between the parties, Owner shall pay all property taxes on the Facilities that become due after the Effective Date.  The Service Fee shall be $[**] per Barrel on the Customer’s Minimum Contract Quantity for the remaining portion of the 2017 calendar year.  The Service Fee shall be included on Customer’s Monthly statement described in Section 9.1 below.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE VIII

  REPORTING AND AUDIT

8.1                               Volume and mass reconciliations shall be prepared by Owner and provided to Customer on a Monthly basis, including such supporting documentation as Customer may reasonably request.

8.2                               Either party hereto, upon notice in writing to the other party hereto, shall have the right at normal business hours to audit the accounts and records relating to accounting or billing practices under the provisions of this Agreement for any calendar year during the 24-Month period following the end of such calendar year; provided, however, that the auditing party must take written exception to and make claim upon the other party hereto for all discrepancies disclosed by such audit within such 24-Month period.  Such audit shall be conducted by the auditing party’s representative or auditor at the auditing party’s expense.  Any volume statements, payments, reconciliations or other related documents shall be final as to all of the parties hereto unless disputed in writing within the 24-Month period following the end of the calendar year in which payment has been made thereon.

ARTICLE IX

  MONTHLY STATEMENT; PAYMENT; LIENS

9.1                               Monthly Statement.  Promptly after the end of each Month, Owner shall provide Customer with a Monthly statement, including such supporting documentation as Customer may reasonably request.

9.2                               Payment.

(a)                                 Payment of the amount(s) identified on each Monthly statement shall be due, without discount, on the later of (i) two (2) Business Days after such Monthly statement is received, and (i) the 22nd Day of the Month in which such Monthly statement is received, provided that if such Day is not a Business Day, then such payment shall be due on the next Business Day.  Payments not paid by the later of (A) the last Day of the Month in which such Monthly statement is received and (A) the date that is two (2) Business Days after such Monthly statement is received shall bear interest at the rate of the lesser of 1.5% per Month and the maximum rate allowed by Law for each Month or portion of a Month thereafter during which such amount remains unpaid.

(b)                                 All payments shall be made to Owner by automated clearing house to an account specified by Owner from time to time, provided that as long as Owner is an Affiliate of Customer, Owner and Customer may settle Customer’s financial obligations to Owner through Customer’s normal interaffiliate settlement processes.  Any bank charges incurred by Customer in remitting funds by automated clearing house shall be for Customer’s account.  Acceptance by Owner of any payment from Customer for any charge or service after termination or expiration of this

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Agreement shall not be deemed a renewal of this Agreement or a waiver by Owner of any default by Customer hereunder.

(c)                                  If Customer reasonably disputes any Monthly statement, in whole or in part, Customer shall promptly notify Owner in writing of the dispute.  In such case, Customer shall pay only the undisputed portion of the amount owed and the parties shall diligently and promptly work in good faith to resolve the disputed portion.

9.3                               Liens.  Customer hereby grants to Owner a warehouseman’s lien on all of Customer’s Products in storage at the Facilities.  If a warehouse receipt is required under applicable Law for such a lien to arise, this Agreement will be deemed to be the warehouse receipt for such Product.

ARTICLE X

  FORCE MAJEURE

10.1                        As soon as possible upon the occurrence of a Force Majeure, if any party hereto is affected by a Force Majeure event, such party shall provide the other party with written notice of the occurrence of such Force Majeure event.  Each party’s obligations (other than a party’s obligation to indemnify the other party or a party’s obligation to pay any amounts due to the other party which have accrued prior to the commencement of such Force Majeure event) shall be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure event to the extent that such an event prevents Owner from performing its obligations under this Agreement (other than Customer’s payment obligations (aside from obligations relating to the Turnaround Fee, as defined in Exhibit A)).  Each party’s obligations (other than a party’s obligation to indemnify the other party or a party’s obligation to pay any amounts due to the other party which have accrued prior to the commencement of such Force Majeure event) shall be temporarily suspended (other than Customer’s payment obligations (aside from obligations relating to the Turnaround Fee), which shall be suspended beginning twenty (20) days after the commencement of a Force Majeure event) after the commencement of, and for the entire remaining duration of, a Force Majeure event to the extent that such event prevents Customer from performing its obligations under this Agreement.  For clarity, except as expressly provided in this Section 10.1, the fees set forth in Article VI shall not accrue while each party’s obligations are suspended, except that the payment obligations in respect of the Turnaround Fee shall be payable in all circumstances.  At the conclusion of the Force Majeure event, the fees applicable to the Month in which the suspension due to the Force Majeure event remained in effect shall be ratably reduced to reflect such suspension.

10.2                        A party affected by a Force Majeure event shall take commercially reasonable steps to remedy such situation so that it may resume the full performance of its obligations under this Agreement within a reasonable period of time.

10.3                        The settlement of strikes, lockouts and other labor disturbances shall be entirely within the discretion of the affected party and the requirement to remedy a Force Majeure event within a reasonable period of time shall not require the settlement of strikes or lockouts by acceding

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

to the demands of an opposing person or entity when such course is inadvisable in the discretion of the affected party.

10.4                        Owner may suspend performance of the services to the extent reasonably necessary to prevent injuries to persons, damage to property or harm to the environment.

10.5                        If a Force Majeure event prevents either Owner or Customer from performing its respective obligations under this Agreement for a period of more than 12 consecutive Months, this Agreement may be terminated by either party hereto at any time after the expiration of such 12-Month period upon at least 30 Days’ notice to the other party.

ARTICLE XI

  DEFAULT

If either party hereto is in material default of the provisions of this Agreement and such default has not been remedied within 60 Days after written notice from the non-defaulting party (the “Cure Period”), then the non-defaulting party may, in addition to any other rights or remedies available to it, terminate this Agreement by giving written notice of termination to the defaulting party within five (5) Days following expiration of said Cure Period.

ARTICLE XII

  INDEMNIFICATION

12.1                        EXCEPT AS PROVIDED IN SECTION 3.7, CUSTOMER RELEASES AND AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD OWNER, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITY, LOSS, DAMAGE AND EXPENSE, INCLUDING COURT COSTS AND ATTORNEY’S FEES IN CONNECTION THEREWITH, ARISING OUT OF CUSTOMER’S OWNERSHIP, CUSTODY OR USE OF THE FEEDSTOCK, SLOP, SLURRY, AND PRODUCTS.

12.2                        SUBJECT TO SECTION 3.7 AND EXCEPT TO THE EXTENT CAUSED BY FAILURE OF FEEDSTOCK, SLOP OR SLURRY TO MEET THE QUALITY SPECIFICATIONS IN SECTION 3.1 OR SECTION 5.2, OWNER RELEASES AND AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD CUSTOMER, ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ALL CLAIMS, LIABILITY, LOSS, DAMAGE AND EXPENSE, INCLUDING COURT COSTS AND ATTORNEY’S FEES IN CONNECTION THEREWITH, ARISING OUT OF OWNER’S CUSTODY OR USE OF THE FEEDSTOCK, SLOP, SLURRY, AND PRODUCTS.

12.3                        NEITHER PARTY WILL BE LIABLE FOR ANY PROSPECTIVE OR SPECULATIVE PROFITS, LOST PROFITS OR SPECIAL, INDIRECT, INCIDENTAL, TREBLE, SPECULATIVE, REMOTE, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, INCREASED COST OF OPERATIONS,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

LOSS OF PROFIT OR REVENUE OR BUSINESS INTERRUPTION, WHETHER BASED UPON STATUTE, CONTRACT, TORT, STRICT LIABILITY, OR NEGLIGENCE (INCLUDING, BUT NOT LIMITED TO THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE), OR IN ANY OTHER MANNER ARISING OUT OF THIS AGREEMENT, ANY INDEMNITY PROVISION, OR OTHERWISE.

12.4                        Notice of claims by Customer or Owner for any liability, loss, damage, or expense arising out of this Agreement must be made to the other party in writing within 180 Days after the same shall have accrued.  Such claims, described in reasonable detail, must be sent to the other party within said 180 days and unless so made and filed, the other party shall be wholly released and discharged therefrom and shall not be liable therefore in any court of justice.  No suit at law or in equity shall be maintained upon any claim unless instituted within two years and one Day after the cause of action accrued.

ARTICLE XIII

  CHANGE IN LAW

If new Laws require Owner to make substantial and unanticipated expenditures in connection with the services Owner provides to Customer under this Agreement, Owner shall use commercially reasonable efforts to attempt to secure a waiver, exception or extension for the time of compliance with the new Law in an effort to secure continued operation under existing applicable Laws during the term of this Agreement.  If Owner is unable to secure a waiver, exception or extension for continued operation using commercially reasonable efforts, then Owner will find a commercially reasonable manner to conform to the new Laws and give Customer commercially reasonable advance notice of any planned expenditures necessary for such compliance.  Customer will reimburse Owner for Customer’s proportionate share of the costs of complying with such Laws, or at Owner’s option, and if the parties agree, the relevant fees will be increased or an alternate mechanism shall be adopted to allow Owner to recover the amount paid for such costs over time from Customer or another entity.  The Customer’s “proportionate share” of the costs of complying with such Laws referenced in the immediately preceding sentence shall be 100% if Customer is Owner’s sole customer for services of the type that Owner provides under this Agreement.

ARTICLE XIV

  MISCELLANEOUS

14.1                        This Agreement may be scanned and stored electronically, or stored on computer tapes and disks, as may be practicable (the “Imaged Agreement”).  The Imaged Agreement if introduced as evidence in printed format, in any judicial, arbitration, mediation or administrative proceedings, will be admissible as between the parties to the same extent and under the same conditions as other business records originated and maintained in documentary form.  Neither party shall object to the admissibility of any Imaged Agreement (or photocopies of the transcription of such Imaged Agreement) on the basis that such were not originated or maintained in documentary

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

form under either the hearsay rule or the best evidence rule.  However, nothing herein shall be construed as a waiver of any other objection to the admissibility of such evidence.

14.2                        Owner shall in good faith endeavor to promptly notify Customer of any Product spills or other environmentally polluting discharges.  Notice may be sent by email to Customer’s scheduler or operational personnel.

14.3                        THIS AGREEMENT, AND ANY ACTIONS, CLAIMS, DEMANDS OR SETTLEMENTS HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO ANY CONFLICTS OF LAW PRINCIPLES WHICH MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS (AS APPLICABLE) LOCATED IN HOUSTON, TEXAS, AND TO ALL COURTS COMPETENT TO HEAR AND DETERMINE APPEALS THEREFROM, AND WAIVES ANY OBJECTIONS THAT A SUIT, ACTION OR PROCEEDING SHOULD BE BROUGHT IN ANOTHER COURT AND ANY OBJECTIONS TO INCONVENIENT FORUM.

14.4                        No waiver by either party of any default under this Agreement shall be deemed to be a waiver of any future default, whether of a like or a different character.

14.5                        This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  No party may assign this Agreement, nor any interest herein, without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, except that either party hereto may (i) assign its rights and delegate its duties hereunder to an affiliate without the consent of the other party or (i) make collateral assignments of this Agreement to secure working capital or other financing without the consent of the other party.  Such assignment shall be effective upon notice sent by the assigning party.  Upon the occurrence of a Partnership Change in Control (as hereinafter defined), Owner shall provide Customer with a notice of any Partnership Change in Control at least 60 Days prior to the effective date thereof.  Within 180 Days following receipt of such notice, Customer may elect to terminate this Agreement, effective no earlier than the effective date of such Partnership Change in Control. In the event this Agreement is terminated early as a result of Partnership Change in Control, Customer shall have no further payment obligations to Owner except for those incurred prior to the date of such early termination.  A “Partnership Change in Control” means Customer ceases to Control the general partner of Phillips 66 Partners LP.

14.6                        It is not the intention of the parties to create, and this Agreement shall not be deemed or construed to create, a partnership, joint venture or association or a trust.  This Agreement shall not be deemed or construed to authorize any party to act as an agent, servant or employee for any other party for any purpose whatsoever except as explicitly set forth in this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

14.7                        Any notice, request, instruction, correspondence, or other documentation to be given hereunder by either party to the other shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested or facsimile as follows:

If to Owner, addressed to:

Merey Sweeny LP
c/o Houston Operations Center
1075 W. Sam Houston Parkway N., Suite 200
Houston, TX 77043
Attn:  President
Copy to Deputy General Counsel, Midstream

If to Customer, addressed to:

Phillips 66 Company
c/o Houston Operations Center
1075 W. Sam Houston Parkway N., Suite 200
Houston, TX 77043
Attn:  General Manager, Sweeny Refinery
Copy to Deputy General Counsel, Commercial

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Day and year first above written.

MEREY SWEENY LP		PHILLIPS 66 COMPANY

By: Sweeny Coker LLC, its general partner

By:	/s/ David P. Effert	By:	/s/ R.A. Herman
Name:	David P. Erfert	Name:	Robert. A. Herman
Title:	Vice President	Title:	Executive Vice President, Refining

Signature Page

to

Tolling Services Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT A

“Accrued Major Turnaround Cost” shall mean the product of (i) the Major Turnaround Fee, (i) the Minimum Contract Quantity and (i) the number of Days in the 18-Month period immediately preceding and including the month of the commencement of the applicable Scheduled Turnaround.

“Accrued Minor Turnaround Cost” shall mean the product of (i) the Minor Turnaround Fee, (i) the Minimum Contract Quantity and (i) the number of Days in the 18-Month period immediately preceding and including the month of the commencement of the applicable Scheduled Turnaround.

“Accrued Turnaround Cost” shall be the sum of (i) the Accrued Major Turnaround Cost and (i) the Accrued Minor Turnaround Cost.

“Aggregate Major Turnaround Cost” shall mean the total actual costs and expenses, including catalysts, incurred in the current Scheduled Turnaround with respect to items identified as a “Major Component” as determined within approximately two Months following completion of the Scheduled Turnaround.

“Aggregate Minor Turnaround Cost” shall mean the total actual costs and expenses, including catalysts, incurred in the current Scheduled Turnaround with respect to items identified as a “Minor Component” as determined within approximately two Months following completion of the Scheduled Turnaround.

“Major Turnaround Fee” shall mean the per Barrel charge set forth in the Turnaround Budget.

“Major Turnaround Reimbursement” shall have the meaning set forth in this Exhibit A.

“Major Turnaround Surcharge” shall have the meaning set forth in this Exhibit A.

“Minor Turnaround Fee” shall mean the per Barrel charge set forth in the Turnaround Budget.

“Minor Turnaround Reimbursement” shall have the meaning set forth in this Exhibit A.

“Minor Turnaround Surcharge” shall have the meaning set forth in this Exhibit A.

“Turnaround Fee” shall be the sum of (i) the Major Turnaround Fee and (i) the Minor Turnaround Fee.

1.                   Turnaround Fee.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Not less than 18 Months prior to the commencement of each Scheduled Turnaround during the Term, Owner shall provide written notice of such Scheduled Turnaround to Customer, which written notice shall include a Turnaround Budget in accordance with Section 6.3 of this Agreement.  The Tolling Fee shall be increased for the 18-Month period immediately preceding and including the month of the commencement of such Scheduled Turnaround to include the Turnaround Fee shown on such Turnaround Budget to be assessed on each Barrel of Feedstock (using the Minimum Contract Quantity) in order to allow Owner to earn the Accrued Turnaround Cost.

Owner anticipates the next Scheduled Turnaround will commence on or around January 19, 2019 and, because such Scheduled Turnaround will occur less than 18 Months from the Effective Date, the Tolling Fees assessed beginning on the Effective Date shall include the Turnaround Fee set forth on the Turnaround Budget provided to Customer contemporaneous with execution of this Agreement.

2.                   Accrued Major Turnaround Cost True Up.

After each Scheduled Turnaround on the Facilities during the Term, Owner will calculate its actual Aggregate Major Turnaround Cost incurred in connection therewith.

a.              In the event such actual Aggregate Major Turnaround Cost is greater than 120% of the Accrued Major Turnaround Cost for such Scheduled Turnaround, then Customer will pay to Owner a turnaround surcharge equal to the amount by which such actual Aggregate Major Turnaround Cost is greater than 120% of the Accrued Major Turnaround Cost (the “Major Turnaround Surcharge”) in order to allow Owner to recover a portion of the actual Aggregate Major Turnaround Cost in excess of the Accrued Major Turnaround Cost.

b.              In the event such actual Aggregate Major Turnaround Cost is less than 80% of the Accrued Major Turnaround Cost for such Scheduled Turnaround, then Owner will pay to Customer a turnaround reimbursement equal to the amount by which such actual Aggregate Major Turnaround Cost is less than 80% of the Accrued Major Turnaround Cost (the “Major Turnaround Reimbursement”) in order to allow Customer to recover a portion of the Accrued Major Turnaround Cost in excess of the actual Aggregate Major Turnaround Cost.

c.               Such Major Turnaround Surcharge or Major Turnaround Reimbursement, as applicable, shall be paid, or credited, to the appropriate party in accordance with Article IX.

3.                   Accrued Minor Turnaround Cost True Up.

After each Scheduled Turnaround on the Facilities during the Term, Owner will calculate its actual Aggregate Minor Turnaround Cost incurred in connection therewith.

a.              In the event such actual Aggregate Minor Turnaround Cost is greater than 120% of the Accrued Minor Turnaround Cost for such Scheduled Turnaround, then Customer will pay to Owner a turnaround surcharge equal to the amount by which such actual Aggregate Minor Turnaround Cost is greater than 120% of the Accrued Minor Turnaround Cost (the “Minor

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELYWITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Turnaround Surcharge”) in order to allow Owner to recover a portion of the actual Aggregate Minor Turnaround Cost in excess of the Accrued Minor Turnaround Cost.

b.              In the event such actual Aggregate Minor Turnaround Cost is less than 80% of the Accrued Minor Turnaround Cost for such Scheduled Turnaround, then Owner will pay to Customer a turnaround reimbursement equal to the amount by which such actual Aggregate Minor Turnaround Cost is less than 80% of the Accrued Minor Turnaround Cost (the “Minor Turnaround Reimbursement”) in order to allow Customer to recover a portion of the Accrued Minor Turnaround Cost in excess of the actual Aggregate Minor Turnaround Cost.

c.               Such Minor Turnaround Surcharge or Minor Turnaround Reimbursement, as applicable, shall be paid, or credited, to the appropriate party in accordance with Article IX.